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                                             EXHIBIT 3.i(aa)

                    LIMITED LIABILITY COMPANY AGREEMENT

                                 OF

                              NATI LLC

        This LIMITED LIABILITY COMPANY AGREEMENT (this "AGREEMENT") of NATI LLC is made as of February 24, 1999 by IMC Chemicals Inc., a Delaware corporation ("IMC").

        IMC hereby duly adopts this Agreement pursuant to and in accordance with the Delaware Limited Liability Company Act (6 DEL.C. Section 18-101, ET SEQ.), as amended from time to time (the "ACT"), and hereby agrees as follows:

        1. NAME; CERTIFICATE OF FORMATION. The name of the limited liability company is NATI LLC (the "COMPANY"). The Certificate of Formation of the Company dated February 9, 1999 was filed in the office of the Secretary of State of the State of Delaware on February 16, 1999.

        2. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings set forth therefor in Section 18-101 of the Act.

        3. PURPOSE. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

        4. MEMBER PERCENTAGES. The interests of each Member in the Company (the "MEMBERSHIP INTERESTS") and the business address of each Member are set forth on Schedule A hereto.

        5. REGISTERED OFFICE AND DESIGNATED AGENT FOR SERVICE OF PROCESS. The registered office of the Company in the State of Delaware shall be located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

        6. OFFICERS. The Members hereby appoint the following named persons to be officers of the Company (the "OFFICERS") and to serve with the title indicated:

                 NAME                       TITLE
                 ----                       -----
                 Lynn White                 President

                 Phillip Gordon             Secretary

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                                                                              2

        7. POWERS. The business and affairs of the Company shall be managed by the Members. The Members shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware. Each of the Officers and Jeffrey Symons are hereby each designated as an authorized person, within the meaning of the Act, to execute, deliver and file the Certificate of Formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

        8. MANAGEMENT. The Officers shall have the sole and exclusive power and authority to act for and bind the Company. The Members shall have the exclusive right to manage the business and affairs of the Company and may delegate such management rights, powers, duties and responsibilities to one or more Officers or such other person or persons designated by them as they may determine, provided that such delegation shall not cause the Members to cease being Members. Pursuant to their discretion to do so under this Section 8, the Members hereby delegate to each of the Officers the nonexclusive power and authority to act as an agent of the Company and, in such capacity, to bind the Company in the ordinary course of the Company's business and to execute any and all documents to be signed by the Company. Notwithstanding the foregoing delegation of power, no Officer shall have the authority to make any distributions or sell any assets of the Company without the consent of all Members.

        9. DISSOLUTION. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Members, (b) the retirement, resignation, expulsion, insolvency, bankruptcy or dissolution of any of the Members or the occurrence of any other event which terminates the continued membership of any of the Members in the Company, or (c) the entry of a decree of judicial dissolution under
Section 18-802 of the Act.

        10. CAPITAL CONTRIBUTIONS. The Member shall make capital contributions to the Company from time to time, in cash, securities or other property, in amounts and at times as determined by the Members, and in proportion to their respective Membership Interests.

        11. ALLOCATION OF PROFITS AND LOSSES. The Company's profits and losses shall be allocated among the Members in proportion to their respective Membership Interests.

        12. DISTRIBUTIONS. Distributions shall be made to the Members at the times and in the amounts determined by the Members. Such distributions shall be allocated among the Members in proportion to their respective Membership Interests.

        13. ASSIGNMENTS. No Member may assign in whole or in part its limited liability company interest without the consent of the other Members, which consent may be granted or withheld in such Members' sole and absolute discretion.

        14. RESIGNATION. No Member may resign from the Company without the consent of each of the other Members.

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                                                                              3

        15. LIABILITY OF MEMBER; INDEMNIFICATION. The Members shall not have any liability to the Company, any other Members or any third party for the obligations or liabilities of the Company except to the extent required by the Act. The Company shall, to the full extent permitted by applicable law, indemnify and hold harmless each Member and each Officer against liabilities incurred by it in connection with any action, suit or proceeding to which it may be made a party or otherwise involved or with which such Member or such Officer shall be threatened by reason of its being a Member or Officer or while acting as a Member or Officer on behalf of the Company or in its interest.

        16. GOVERNING LAW. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

        17. PROPOSED MERGER. (a) The Members hereby deem it advisable and in the best interest of the Company that the Company enter into the Agreement and Plan of Merger between the Company and North American Terminals, Inc., a California corporation, a form of which has been presented to the Members (the "MERGER AGREEMENT"). The Merger Agreement and the transactions contemplated thereby are, and each of them hereby is, authorized and approved in all material respects; and the Officers are, and each of them hereby is, authorized to execute and deliver on behalf of the Company the Merger Agreement with such changes therein and additions or amendments thereto, and any and all ancillary documents, in such form as the Officer or Officers executing any of the Merger Agreement or such ancillary documents shall approve, such Officer's execution thereof to be conclusive evidence of such approval.

        (b) All actions heretofore taken by any Member, any Officer or an authorized person within the meaning of the Act in connection with any matter referred to herein are hereby approved, ratified and confirmed in all respects.

        (c) The Officers are, and each of them hereby is, authorized, and directed to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments, certificates and other papers and instruments, in the name and on behalf of the Company or otherwise as each such Officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the Transaction Agreements and any of the transactions contemplated thereby.

        17. AMENDMENT. This Agreement may only be amended by a writing duly signed by each of the Members.

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        IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date first written above.

                                    IMC CHEMICALS INC.

                                    By: /s/ John F. Tancredi
                                       ------------------------------
                                       Name: John F. Tancredi
                                       Title: President

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                               SCHEDULE A


Name and Address of Members     Membership Interest      % Ownership Interest
---------------------------     -------------------      --------------------
IMC Chemicals Inc.              100 Units                100%
c/o IMC Global Inc.
2100 Sanders Road
Northbrook, IL
60062-6146
